                                                                      EXHIBIT 25

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM T-1
                                   _________

                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                Check if an Application to Determine Eligibility
                   of a Trustee Pursuant to Section 305(b)(2)

                      STATE STREET BANK AND TRUST COMPANY
              (Exact name of trustee as specified in its charter)

             Massachusetts                                     04-1867445
  (Jurisdiction of incorporation or                         (I.R.S. Employer
organization if not a U.S. national bank)                  Identification No.)

            225 Franklin Street, Boston, Massachusetts        02110
          (Address of principal executive offices)         (Zip Code)

  Maureen Scannell Bateman, Esq. Executive Vice President and General Counsel
               225 Franklin Street, Boston, Massachusetts  02110
                             (617) 654-3253
           (Name, address and telephone number of agent for service)

                    TYCO INTERNATIONAL GROUP S.A., AS ISSUER
              (Exact name of obligor as specified in its charter)

                  Luxembourg                                  Not Applicable
       (State or other jurisdiction of                      (I.R.S. Employer
        incorporation or organization)                     Identification No.)

              6, AVENUE EMILE REUTER, 2ND FLOOR, L-2420 LUXEMBOURG (Address of principal executive offices) (Zip Code)

                     TYCO INTERNATIONAL LTD., AS GUARANTOR
              (Exact name of obligor as specified in its charter)

                   Bermuda                                    Not Applicable
       (State or other jurisdiction of                       (I.R.S. Employer
        incorporation or organization)                      Identification No.)

                        THE ZURICH CENTRE, SECOND FLOOR
                               90 PITTS BAY ROAD
                            PEMBROKE HM 08, BERMUDA
              (Address of principal executive offices)  (Zip Code)

            ZERO COUPON CONVERTIBLE DEBENTURES DUE FEBRUARY 12, 2021
                        (Title of indenture securities)

                                    GENERAL

Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervisory authority to which it is subject.

          Department of Banking and Insurance of The Commonwealth of Massachusetts, 100 Cambridge Street, Boston, Massachusetts.

          Board of Governors of the Federal Reserve System, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers. Trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations with Obligors.

         If the Obligor is an affiliate of the trustee, describe each such affiliation.

          The obligors are not affiliates of the trustee or of its parent, State Street Corporation.

          (See note on page 2.)

Item 3.  Not applicable.

Item 4.  Trusteeships under other indentures.

         If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         (a) Title of the securities outstanding under each such other indenture.
                 Tyco International Ltd. Liquid Yield Option Notes due 2020 (Zero Coupon - Senior)

         (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.
                The indenture securities are not in default. The guarantees rank equal to the securities named in Item 4 (a).

Item 5. through Item 15.  Not applicable.

Item 16.  List of Exhibits.

          List below all exhibits filed as part of this statement of eligibility.

          1. A copy of the articles of association of the trustee as now in effect.

                     A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

          2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

                     A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as Exhibit 2 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

     3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2), above.

                     A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

       4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

                     A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as
                     Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Eastern Edison Company (File No. 33-37823) and is incorporated herein by reference thereto.

       5. A copy of each indenture referred to in Item 4, if the obligor is in default.

                     Not applicable.

       6.   The consents of United States institutional trustees required by
       Section 321(b) of the Act.

                     The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

       7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                     A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as
                     Exhibit 7 and made a part hereof.


                                     NOTES

       In answering any item of this Statement of Eligibility, which relates to matters peculiarly within the knowledge of the obligors or any underwriter for the obligors, the trustee has relied upon information furnished to it by the obligors and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

       The answer furnished to Item 2 of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.



                                   SIGNATURE


       Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 16th day of March, 2001.

                              STATE STREET BANK AND TRUST COMPANY


                              By: /s/ Deborah A. Ibrahim
                                 ---------------------------------
                                 NAME  Deborah A. Ibrahim
                                 TITLE  Assistant Secretary

                                   EXHIBIT 6

                             CONSENT OF THE TRUSTEE

       Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by Tyco International Group S.A., guaranteed by Tyco International Ltd., of its Zero Coupon Convertible Debentures due February 12, 2021, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                       STATE STREET BANK AND TRUST COMPANY


                                       By: /s/ Deborah A. Ibrahim
                                           --------------------------
                                           NAME  Deborah A. Ibrahim
                                           TITLE  Assistant Secretary
Dated:    March 16, 2001

                         EXHIBIT 7

Consolidated Report of Condition of State Street Bank and Trust Company, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business December 31, 2000 published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172,
Section 22(a).

                                                                                                               Thousands of
ASSETS                                                                                                            Dollars

Cash and balances due from depository institutions:
       Noninterest-bearing balances and currency and coin.......................................................  1,347,968
       Interest-bearing balances................................................................................ 21,288,864
Securities...................................................................................................... 13,723,461
Federal funds sold and securities purchased
       under agreements to resell in domestic offices
       of the bank and its Edge subsidiary...................................................................... 16,900,197
Loans and lease financing receivables:
       Loans and leases, net of unearned income ............  6,174,061
       Allowance for loan and lease losses..................     57,068
       Allocated transfer risk reserve......................          0
       Loans and leases, net of unearned income and allowances..................................................  6,116,993
Assets held in trading accounts.................................................................................  2,752,899
Premises and fixed assets.......................................................................................    494,719
Other real estate owned.........................................................................................          0
Investments in unconsolidated subsidiaries......................................................................     22,982
Customers' liability to this bank on acceptances outstanding....................................................    176,110
Intangible assets...............................................................................................    268,301
Other assets....................................................................................................  1,551,417
                                                                                                                 ----------

Total assets.................................................................................................... 64,643,911
                                                                                                                 ==========
LIABILITIES

Deposits:
       In domestic offices...................................................................................... 12,016,147
                 Noninterest-bearing........................  9,775,257
                 Interest-bearing...........................  2,240,890
       In foreign offices and Edge subsidiary................................................................... 26,349,940
                 Noninterest-bearing........................    263,170
                 Interest-bearing .......................... 26,086,770
Federal funds purchased and securities sold under
       agreements to repurchase in domestic offices of
       the bank and of its Edge subsidiary...................................................................... 18,554,650
Demand notes issued to the U.S. Treasury........................................................................    160,411
       Trading liabilities......................................................................................  2,097,229
Other borrowed money............................................................................................      2,274
Subordinated notes and debentures...............................................................................          0
Bank's liability on acceptances executed and outstanding........................................................    176,110
Other liabilities...............................................................................................  1,704,145

Total liabilities............................................................................................... 61,060,906
                                                                                                                 ----------

EQUITY CAPITAL
Perpetual preferred stock and related surplus...................................................................          0
Common stock....................................................................................................     29,931
Surplus.........................................................................................................    561,973
Undivided profits and capital reserves/Net unrealized holding gains (losses)....................................  2,990,125
      Net unrealized holding gains (losses) on available-for-sale securities....................................     19,231
Cumulative foreign currency translation adjustments.............................................................    (18,255)
Total equitycapital.............................................................................................  3,583,005
                                                                                                                 ----------
Total liabilities and equity capital............................................................................ 64,643,911
                                                                                                                 ----------

I, Frederick P. Baughman, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                   Frederick P. Baughman


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                                   Ronald E. Logue
                                                   David A. Spina
                                                   Truman S. Casner